UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2013

 ALLIANCE HEALTHCARE SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Bayview Circle, Suite 400
Newport Beach, CA 92660
(Address of principal executive offices, including zip code)
(949) 242-5300
(Registrant's telephone number, including area code)
Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2013, Alliance Healthcare Services, Inc. (the “Company”) entered into an Offer Letter, dated as of July 29, 2013, and an Executive Severance Agreement, effective as of October 1, 2013, with Percy (“Tom”) Tomlinson, pursuant to which Mr. Tomlinson will serve as the Company's President and Chief Executive Officer and be appointed to the Company's Board of Directors (“Board”), in each case, effective as of October 1, 2013.
Mr. Tomlinson formerly served as Chief Executive Officer of Midwest Dental, a leading U.S. provider of dental care services, since September 2012. Previously, he spent 10 years with the Center for Diagnostic Imaging, Inc. (CDI), a national network of imaging providers offering a full range of diagnostic imaging, pain management and interventional radiology services. At CDI, Mr. Tomlinson served as Chief Executive Officer for approximately one year until September 2012, and, for the six years prior to that, as President and Chief Operating Officer. From 2002 to 2005, Mr. Tomlinson served as CDI's Senior Vice President and Chief Financial Officer. Prior to joining CDI, Mr. Tomlinson spent approximately 17 years in primarily finance-related roles, including as Executive Vice President and Chief Financial Officer of Department 56, a publicly traded wholesale and retail consumer products company and President of Harmon Solutions Group, an insurance claim outsourcing company. Mr. Tomlinson also has held numerous finance and development positions throughout his career with such organizations as Northwest Airlines and American Airlines. In addition to his executive management experience, Mr. Tomlinson has served as a director of Vertical Health Solutions, Inc. since April 2011. Mr. Tomlinson holds an M.B.A. from Columbia University and a B.A. from the University of St. Thomas.
There are no family relationships between Mr. Tomlinson and any director or executive officer of the Company and there are no transactions between Mr. Tomlinson and the Company that would be reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Tomlinson and any other persons or entities pursuant to which Mr. Tomlinson was appointed as a director of the Company.
General Terms of the Offer Letter
Mr. Tomlinson's employment as President and Chief Executive Officer of the Company will commence on October 1, 2013 (the “Start Date”). Under the Offer Letter, Mr. Tomlinson is entitled to receive: (i) an annual base salary of $600,000; (ii) an annual performance bonus to be paid in accordance with the Company's Executive Management Incentive Plan, with a target bonus opportunity of 85% of his annual base salary and a maximum bonus opportunity of 175% of his target bonus opportunity; and (iii) a signing bonus of $310,000. If Mr. Tomlinson terminates employment with the Company, other than a termination that entitles him to severance under the Executive Severance Agreement described below, he must repay the signing bonus at 100%, if the termination is prior to October 1, 2014, or 50%, if the termination is between October 1, 2014 and October 1, 2015.
In connection with the commencement of his employment, Mr. Tomlinson will also be granted an option to purchase shares of the Company's common stock on the Start Date, the number of shares of which will be determined by dividing 150% of his annual base salary by 50% of the closing price of the Company's common stock on that day. The option will vest in substantially equal installments on the first three anniversaries of the Start Date, subject to Mr. Tomlinson's continued service to the Company on each vesting date. In addition, and in lieu of a separate 2014 grant under the Company's Long-Term Incentive Program (the “LTIP”), Mr. Tomlinson will receive another option to purchase shares of the Company's common stock on the Start Date, the number of shares of which will be determined by dividing 100% of his annual base salary by 50% of the closing price of the Company's common stock on that day. This additional option will vest in three substantially equal annual installments commencing on the second anniversary of the Start Date, subject to Mr. Tomlinson's continued service to the Company on each vesting date. Each option will be subject to accelerated vesting on a prorated basis in the event Mr. Tomlinson becomes entitled to severance under the Executive Severance Agreement described below. Beginning January 1, 2015, Mr. Tomlinson will be eligible to participate in the LTIP, subject to all of its terms and conditions.
The Offer Letter also provides for the reimbursement of Mr. Tomlinson's reasonable relocation expenses, as well as (i) a maximum of $5,000 per month for temporary living expenses and (ii) reasonable expenses for travel between Minnesota and California, in each case for up to six months following the Start Date. In addition, Mr. Tomlinson will be eligible for four weeks of paid vacation and will have the right to participate in all other Company benefit plans, subject to the terms and conditions of each plan.
General Terms of the Executive Severance Agreement
Under the Executive Severance Agreement, in the event that Mr. Tomlinson is terminated by the Company without cause or resigns for good reason (each, a “Qualifying Termination”), he will be entitled to receive: (i) eighteen months of his then-current annual salary, payable on a bi-weekly basis; (ii) an amount equal to 100% of his then-current annual target incentive bonus for each year, or portion thereof, of the eighteen months following his termination date, payable on a bi-weekly basis; and (iii) an amount equal to the target monetary value of the unvested cash or equity incentive compensation (the “Target Value”) granted to Mr. Tomlinson by the Company under any ongoing performance periods that remain in effect as of his termination date under the LTIP, calculated as the pro-rated amount of such Target Value based on the number of days of Mr. Tomlinson's service during the applicable performance period, less the value of any previously vested LTIP compensation for the period and payable on a bi-weekly basis.
In the event of a Qualifying Termination, Mr. Tomlinson will also be eligible to receive (i) an amount equal to the Company's employer coverage expense for his and any eligible dependent's group health coverage as of his date of termination, payable on a bi-weekly basis over the eighteen months following his date of termination and (ii) reimbursement of his actual costs up to $35,000 for an outplacement firm of the Company's choosing related to his search for new employment.
In order for Mr. Tomlinson to receive the severance benefits described above, he must timely provide the Company a release of claims.

On July 31, 2013, the Company issued a press release announcing Mr. Tomlinson's appointment, which press release was furnished as Exhibit 99.2 to the Company's Current Report on Form 8-K dated August 1, 2013.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter and Executive Severance Agreement, which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.
Item 9.01: Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits
99.1 Offer Letter between the Company and Percy Tomlinson, dated as of July 29, 2013
99.2 Executive Severance Agreement between the Company and Percy Tomlinson, effective as of October 1, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2013		/s/ HOWARD K. AIHARA
	Name:	Howard K. Aihara
	Title:	Executive Vice President and Chief Financial Officer